Exhibit 99.2

Company Name: Tidewater Inc. (TDW)

Event: Johnson Rice & Company 2014 Energy Conference

Date: October 01, 2014

<<Daniel Burke, Johnson Rice Analyst>>

Good morning. Moving on, our next presenting company is Tidewater. Happy to have from Tidewater, CEO Jeff Platt and Joe Bennett, Chief Investment Relations Officer. Thank you both for joining us this morning, we’re happy to see you again.

<<Jeffrey M. Platt, Chief Executive Officer>>

Well good morning everybody and appreciate very much your interest in Tidewater this morning. I’m Jeff Platt, the CEO. I replaced Dean Taylor about two years ago, so I’ve been in this position two years. Overall, 18 years with Tidewater. Prior to the current position, I was COO for about four years, so that’s sort of the background on me.

This is our forward-looking statements, which gets all the lawyers happy.

Today as we go through the slide presentation, I’ll try to hit on some of the key points. At Tidewater, safety is certainly the first and the first service that we provide to our clients. And compliance today, we operate on a worldwide basis. Lots of the countries we operate in compliance has taken a level – and we liken it to the safety program.

Today Tidewater, after many years of reinvestment in the fleet, we have the largest new fleet in the world. We operate in 50 countries and today our employee workforce is about 9,000 people. Over the years of Tidewater, it’s been a cyclical business, but overall I think we have put up great earnings over the years, solid returns and we’ll take a little bit of – look at that, how we’ve done and where we are in the current cycle, Where we’re at.

Offshore today, although it’s not the most popular topic in the energy sphere, we still think that offshore is relevant today, certainly will be relevant tomorrow, and well into the future. And we do think that the overall backdrop today is still relatively in good shape for the OSV market when we take a look at it.

Over the years we’ve reinvested about $5 billion in the fleet and we still find ourselves, I think, in very good financial position. That gives us liquidity to move on opportunities as they may arise and also to continue with the ultimate build-out of our fleet.

Looking first at safety, as I said safety is the first thing we have to provide to our clients today. We protect the people that work on the boats, we protect the environment, we protect the equipment we work against. And what we’ve done over the last five years we’ve gone to a Stop-Work Obligation. We empower each of our employees that they not only have the authority, but the obligation when they see something that’s not going well to go ahead and call a timeout so that can be rectified.

And we put our money where our mouth is, and this is going back really two CEOs. Before Dean Taylor, Bill O’Malley joined our company about 17 years ago, 18 years ago and he really made this a part of the culture change. So 25% of management’s compensation comes from the safety performance of the company.

We use the Tidewater snake. We say that safety is like holding that snake; there is a hazard to it, as long as you pay proper attention and keep a proper grip on it the snake is not going to bite you. If you let it go for a minute, the snake’s going to bite you anyway and we see that with the operations. We operate in a hazardous environment, but given the proper training, the proper procedures, the proper equipment, the proper planning, you can do the operations incident-free.

And looking at the results for the industry, less is more on this graph. As you move down this is a total recordable incidents; that’s incidents per 200,000 man hours worked. Tidewater is the rectangle that’s on the left in each one of those clusters. The whole industry has gone down. You can see ExxonMobil, Chevron and Dow Chemical Companies, I think that are known for their attention to safety detail and performance, and Tidewater has had, I think, a very good position there.

And just another comment, remember all of our or most of our working platforms are on boats that are moving in the marine environment. Lots of the numbers generated by Exxon, Chevron and Dow Chemical, those are fixed facilities on land. So I’d tell you that we actually – I think we have a little harder work environment and the numbers compare very, very favorably, and we lead the industry in that.

Looking at the real drivers for the OSV industry, I think the single industry, the thing to look at is the number of working rigs worldwide. This is a graph that goes back to 2004. There’s a little typo on this, we didn’t – there was an update, the jackups, that number should be 413. On the floaters it’s 249. The 705 that’s listed as a total is correct, this was just, we didn’t catch that update on it. But overall you can see that the trend since the financial meltdown of 2008, the jackups got hit the hardest after that and then in 2010-2011, started the nice upward trend around the jack-ups.

Floaters really didn’t see much of a downturn after the 2008 meltdown. Had a nice run coming up and again we’re seeing a little bit of noise here as to – in recent times, but overall 704 rigs today working – that’s actually a pretty good number for us we believe. And again, there’s a lot of rigs that are still on order.

This is taking numbers off of that graph and looking at it. Talked about the 2008, that was right before the financial meltdown; that was the previous peak. Had about 600 rigs working, 2,000 OSVs in the total population, 186 rigs in the queue, kind of gave us a vessel-to-rig ratio of about 3.37. This was a very good market for us at that time. The trough, January 2011, the rig count dropped to 538. Certainly the rig count had dropped under construction, vessels had been built, had been delivered into the market, got up to about a 4.83, this was a very tough time for us, no pricing power on our side, really fighting for utilization to keep the boats working, not a good time.

And this is where we find ourselves today, again the 705 that we talked about in the previous count. Rigs under construction, about 244, when you drill into that I think there is about – around 90 floaters, about 140 jackups and there are some miscellaneous rigs to make up that 244 that are under construction.

Total OSV population is 3,223; talk a little bit about what makes that up and where we think there is – there are some boats that are currently counted that either have already been pushed out of the market or will be pushed out, primarily due to the age criterion, what makes up that population. And today we find about 455 vessels under construction worldwide. When you drill into that number there is about I think 120, 130 that are being built that are primarily shelf vessels. The rest are deepwater. The largest percentage of that are deepwater PSVs. There’s about 250 deepwater PSVs and about another 60 anchor handlers that are being built to make up the 455.

So when you do the math on this number, you came up with about 4.6; I think it’s a tale of two stories. Deepwater has been very good, we’ve had good pricing over the last several years and moved from the trough up to where we are today. The shelf market for us, good utilization, we’re just having trouble getting the day rate movement on the shelf side. It’s where we find ourselves today.

We do believe that the 705, what’s that going to be next week, next year, lots of different estimates out there. Hopefully we get some growth from the 705 from the rigs that are under construction. They’re not all going to be incremental obviously, nor do I believe that they are all going to just push out old equipment. So I think some way that 705 hopefully we can build from that a bit.

The 3,200 OSVs I talked about, there is about 700 vessels that are 25 years or older that are counted in that. And really that equipment is being pushed out or has already been pushed out. This is an idea for Tidewater, if you go back probably 5, 6 years ago, 7 years ago, one out of every 4 old OSVs was a Tidewater boat. Today, we’ve got less than I think four or five OSVs that are greater than 25 years in the fleet. They’ll be gone in the next 18 months.

And that gives you the rig ratio with the attrition. Hopefully, we can bend that back down, get under the 4, when it gets 4 or less that tends to be a good market for us. And again this is a very macro approach to it. That pull-through on the 4 that’s all of the other work, all the FPSO, all of the seismic work, all of the production activity to come up to that number, take it back to the working rig count.

It’s a histogram just showing you the total population today of OSVs and all this to the red, this is all that equipment I talked about greater than 25 years ago. In effect the clients and the markets that we are in we really don’t compete much with this at all, it’s gone, and I think what little is still in the market will continue to be pushed out on a go-forward basis and it’s about 700 vessels that are 25 years or older.

This is the Tidewater fleet and again it used to be, at one time, this was an old fleet; today it’s the youngest fleet in the business. We’ve invested over the years about $5 billion as I said, but today you can see where we are and really in over the last five years or so we have really reinvested to get the fleet back in good shape. We like what we have today. All of this equipment back here and this is primarily some other vessels, this would be crew boats and tugs, make up the large majority of this older equipment. Over the next 18 months this equipment pretty much will just be X’ed out. Financially this equipment really doesn’t move the needle at all for Tidewater.

So today we find ourselves 244 new vessels, with an average age under 7 years and the 21 traditional vessels that’s the 26.7 average years. And again, that really does not have much at all of an OSV fleet, that’s like I said, crew boats and tugs.

If you look today at the vessel population by Tidewater and some others, it’s a fragmented business, I mean there’s no two ways around it, always has been; relatively lower barriers to entry than some of the other segments in the offshore marine segment. But you look at where we are today, Tidewater 211, this is just OSVs, this takes out crew boats and tugs. We don’t name who they are but you can probably figure out who these people are that competes with us. One thing to say, if we consolidated our top five competitors with Tidewater and I think the likelihood of that being done either by Tidewater or somebody else is probably pretty remote – we would have maybe a 25% share, so that just gives you some idea of the scope and the breadth of the number of vessel operators and vessels that are out there.

And with that I’ll turn it over to Joe Bennett to finish up. Thank you.

<<Joseph M. Bennett, Chief Investor Relations Officer>>

Thanks Jeff. And again our thanks to Johnson Rice, we’ve had a long, long, relationship with your firm and appreciate it very, very much. It’s good on the last day I think today is the last day of the conference that everyone is here and bright and early, I’m impressed. Two, three nights in this city can really do it to you.

Let’s talk about our fleet. Folks that have tracked us for a while know we report in four distinct geographic segments of our business. And in order of size, number of vessels, we’ll go through it. Sub-Saharan Africa and Europe, you see we have about 50% of our vessel count in Sub-Saharan Africa and Europe. You remember last year – last summer we acquired the Troms company, a Norwegian-based company, so actually have vessels, around nine vessels, operating in the North Sea both on the UK, and more specifically on the Norwegian side, of the North Sea and are very pleased with how that acquisition has worked for us and are optimistic about what they can do in the future as we continue to build out that fleet.

The Americas which is primarily these this kind of 25%, 26% of our fleet count, is primarily, frankly, in Mexico and Brazil with a relatively smaller group, deepwater group in the U.S. Gulf of Mexico. So still an important area for us, but not what some of you guys may remember 10, 12, 15 years ago when we had 200 boats in the Gulf of Mexico, we’re now 15 or less vessels in the Gulf of Mexico. And that’s really geared to what the marketplace is in the U.S. GOM these days versus how attractive we think the international arena is.

Next in line is MENA, Middle East and North Africa, which is 17% of the business and I’ve told people continually for the last few years, because we’ve had this slide for quite a while now and just keep building on it and changing it, that this percentage and these numbers are much higher than what they were 2 years ago, 5 years ago, 10 years ago because this area of operations continues to grow, and I would think it will continue to grow relative to the other regions.

And lastly is Asia Pac which actually is a smaller number than what it’s been in the past and it’s reflective of the marketplace there. For us it’s Southeast Asia in its entirety and inclusive of Australia. So the deepwater equipment there is primarily down in Australia, the Southeast Asian part is primarily jackup related. And it struggles a bit from a capacity standpoint because of all the new builds over in the Far East lingering around that area, and that’s nothing new, that has been in place for a while.

Started showing some different slides this past year that some people have liked. As we think about where our stock is trading, we’re trading currently at about 80% of tangible book value, so what happens is I get way more questions these days on well, how do you feel about book value, how is the asset value, however that may be determined, versus what your net book value is. And so I started taking the same information on the four respective regions. I broke it out into our three major classes of assets, that being deepwater vessels, towing supply which is jackup support vessels and the other which are the crew boats and tugs that Jeff referred to, and show what the average net book values are, so that people can just think about it. People that follow the OSV business generally understand what a new deepwater vessel costs to construct today. It certainly is north of some of the numbers you see on here, and nicely north of them; $19 million in the Americas.

The number in Sub-Saharan Africa and Europe is definitely biased towards the acquisition of the Troms boats, the cold water boats that are more expensive last year, but this is still a very good number. $15 million in MENA, $25 million in Asia Pac for the few that we have there are very good numbers versus what you think about what it would cost to replace or value those assets today.

This is a scorecard and it goes back to what Jeff had said before, over this 14-year period – Lord, it’s been a while that we have built, acquired, enhanced, replaced our fleet, this is where we are today, 278, that number is different than what Jeff talked about before because this is inclusive of the 33 OSVs that we currently have under construction. So $5 billion, these are the original costs. Again as you think about this, this is a fleet, excluding the 33 that haven’t been delivered, that averages just under 7 years old. We have a depreciable life of 25 years on this so most of these if you just took it on average, the net book values would be down a quarter to a third off of these would get you to the respective average net book values. Again, feel very comfortable that the true value of our fleet is nicely in excess of our net book values of the assets themselves.

Here’s the 33 that we still have under construction. We still owe about $650 million or so on this group. These will be delivered largely within the next two years. A big chunk of that CapEx is actually before the end of the year, about $400 million of that $650 million or so is due before March. So we have a big chunk of CapEx to be paid out soon and then it will go down after that.

I also added this slide just recently and I’ll go through it very quickly. But again, take the three core asset groups and we talk a lot about how young our fleet is and the right side of this will be reflective of that. It’s the same slides that you’ve seen before and the new fleet and how it sits in the water today again reiterate how few, we actually have 10 old OSVs still active in our fleet today, so you can almost put those on the side, they’ll be largely gone as Jeff said in the next year or two. What’s under construction, and also gives a little breakout of size. So it provides this portfolio effect, hopefully it gives you that info of we have a real mix of deadweight tonnage type categories in our fleet today, and I think more important to this slide is just to remember how far we’ve come in the last 10 years because it’s one thing to do talk about where we are today, but I think it’s good to go back and look.

So look at where we were 10 years ago with a new fleet of deepwater PSVs of 22, today we have 76, soon to be a 100 plus. The anchor handlers haven’t changed all that much and won’t change, we don’t see this number changing. But look at the jackup support vessels, we had 28 new ones there, 171 active vintage vessels 10 years ago that now are 9 and we have 105 new ones. That’s a big, big movement in a relatively short period of time, 10 years, but we’re very, very pleased with whatever is happening in the global market today, we are well-equipped with a new fleet to handle it. And that’s a big deal in the market today with customers.

CapEx is a big deal. We spent a lot of money. You saw the $5 billion number going back to 2000 and this is how it was spread at least going back to 2006. We’ve been running on average the last few years at $400 million to $600 million even last year; this number is without the Troms number, which would put it really way up here.

But the really big news is how our CapEx program is coming to an end. We see the finish line of 33 boats will largely be what we anticipate spending over the next two or three years. We may add a boat here or there but this, which again I put a qualifier, these numbers that you see on here predicted are exactly what we owe on the 33 boats. If I am right and don’t really add much to it, this trend line of substantial reduction in CapEx, which has been a long time coming, finally gets here. And it gets here pretty quickly, the CapEx, this is our current fiscal year, so we think we’ll end up this current fiscal year, which is March of ‘15 at just over $400 million. That will drop about in half next fiscal year and go to almost nothing the following fiscal year. It’s a big deal from a cash flow standpoint.

Balance sheet still in very good shape although I’ll say this debt to cap, while most people would still consider that pretty conservative in our business, is at a level that we think is at the higher end of our range. We don’t see it going much higher than that if at all higher and our comfort level’s in the 25% to 35% range over a long period of time. So with it at this level it helps put parameters around our spending habits these days.

Still have a $600 million revolver totally undrawn so that’s in good shape. And another good point to make is we have virtually no debt maturities in the next five years, so from a use of cash we have over the next several years a significant expected decrease in CapEx, we have no debt payments to speak of for five years. All that bodes pretty well for a balance sheet and a cash flow, a free cash situation that we can do what needs to be done at that point in time, whether that’s stock buybacks or dividends or reinvestment or whatever; we see some nice cash balances coming.

Jeff referred to our earnings history, and boy if that’s not a cycle I don’t know what is, it will be left to be seen what happens from here, but I think that upwards arrow is still true today. I think at the end I think we still are expecting earnings this year to be up and we’ll see what happens thereafter, but we’re again very optimistic with that fleet that we have.

Quickly because I’m about out of time; quick look at average day rates in those four geographic regions and utilization. The quick point I make here is all the day rates are slowly improving. The utilization are all clustered between 80% and 90%. We don’t see this changing anytime soon. No matter what else you may be hearing about the rig market, we still see utilization of all of our geographic regions still being in that area.

And then quickly the deepwater PSVs, these are the day rates, the average day rates going back to fiscal ‘08.Where we are today, we’re at historical high levels and have been. I think this will flatten, but we don’t see it in the near-term going down. This is really utilization. We don’t see that – we enjoyed almost 87% utilization of this fleet of 76 vessels this past quarter. We don’t see that changing much either. On the shallow water side, you see a slightly improving day rate, but nowhere near historical peaks, we’re still about $5,000 off of that and we’ll have to see the jacked up markets, the number of deliveries and the incremental jackup count will help determine exactly what happens. Again, about 85% utilization, we don’t see that changing much. The day rates just haven’t run yet on that and that’s a big deal for us if we can get that to run.

I’ll close this up with a comment on our subsea activity. It continues to move along, and we think in a nice way We’re still small, we have six world class ROVs, commercial operations are underway. We have some jobs. The opportunities, very specific opportunities in, all over the world, which is really the benefit of tying our new ROV subsea activity to our boats and the people that we have globally. We see opportunities in the Americas. The first job we have is in Trinidad going on right now. In Southeast Asia and Sub-Saharan Africa we see real opportunities and are close to hopefully signing some additional contracts there.

And what we have also seen and while I have nothing in print yet to share with people we’re actually seeing some pull-through where the ROV activity is actually pulling a boat job in that we wouldn’t have otherwise gotten. So again the integration of our subsea activity with our more typical marine space is working out very well for us.

So the future, continue to stress safety, compliance; operational excellence is very, very important all the time. We’re completing our OSV fleet and plan on enhancing and expanding our ROV business over time, still good balance sheet, lots of flexibility left. I think as Jeff said, we’ll see opportunities in the future; and returning capital to shareholders through dividends and opportunistic share repurchases I think is in our future.

With that, I think we’re right on schedule, so thank you for your attendance.